SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2011

CYTRX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-15327 (Commission File Number)	58-1642740 (I.R.S. Employer Identification No.)
11726 San Vicente Boulevard, Suite 650 Los Angeles, California (Address of Principal Executive Offices)	90049 (Zip Code)

(310) 826-5648
(Registrant’s Telephone Number, Including Area Code)

______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02.  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On August 12, 2011, CytRx Corporation (“we,” “us,” “our” or the “Company”) notified Oncotherapeutics that we are terminating the clinical services agreement, dated as of December 6, 2010, between CytRx and Oncotherapeutics, effective 30 days from the date of our notification.  Pursuant to the clinical services agreement, Oncotherapeutics provided fee-based contract research services in connection with clinical trials of our tamibarotene new product candidate at trial sites in the United States and Mexico.  We intend to bring in-house the trial management services previously provided by Oncotherapeutics and to possibly expand the clinical trial to additional territories outside the United States with the assistance of one or more contract research organizations.

The clinical services agreement was terminable by either party, without liability, upon not less than 30 days’ prior written notice.

The preceding summary of the clinical services agreement does not purport to be complete and is subject to the full text of the clinical services agreement, a copy of which was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2010.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2011	By:	/s/ JOHN Y. CALOZ
John Y. Caloz
Chief Financial Officer